UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas		75231
(Address of principal executive offices)		(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2005, MetroPCS Wireless, Inc. (“Wireless”), a wholly-owned subsidiary of MetroPCS, Inc. (the “Company”), entered into a secured bridge credit facility governed by the Exchangeable Senior Secured Credit and Guaranty Agreement, dated as of February 22, 2005 (the “Credit Agreement”), by and among Wireless, as borrower, the Company, certain subsidiaries of the Company named therein (collectively with the Company, the “Guarantors”), the lenders party thereto (the “Lenders”), Bear, Stearns & Co. Inc., as sole lead arranger and book runner, and Bear Stearns Corporate Lending Inc., as syndication agent and administrative agent (the “Administrative Agent”).

The aggregate credit commitments available under the Credit Agreement total $540 million and include:

•	up to $240 million aggregate principal amount of exchangeable senior secured loans (the “Series A Bridge Loans”), the proceeds of which will be used to meet the financing needs of the Company and its subsidiaries in connection with the acquisition by a subsidiary of the Company of certain personal communications services licenses (and certain related equipment and assets) for the basic trading area of Detroit, Michigan and certain counties of the basic trading area of Dallas, Texas from Cingular Wireless LLC and/or one or more of its affiliates; and

•	up to $300 million aggregate principal amount of exchangeable senior secured loans (the “Series B Bridge Loans” and collectively with the Series A Bridge Loans, the “Bridge Loans”), the proceeds of which will be used to fund the obligations of the Company and its affiliates to make loans to Royal Street Communications, LLC, a Delaware limited liability company in which the Company indirectly owns an 85% non-controlling interest (the “Designated Entity”), in connection with the Designated Entity’s participation in Auction No. 58 (“Auction 58”) of the Federal Communications Commission (the “FCC”).

On February 22, 2005, Wireless incurred, and the Lenders funded, all $240 million of the Series A Bridge Loans.

The Credit Agreement provides that all Bridge Loans and all Term Loans (as defined below) shall be senior secured obligations of Wireless and shall be guaranteed on a senior secured basis by the Company and its subsidiaries (other than Wireless) subject to certain pre-existing and new purchase money security interests held by third parties. The obligations of Wireless and the Guarantors under the Credit Agreement are secured by security interests in substantially all of the assets, other than certain permitted exceptions, of Wireless and the Guarantors, including the capital stock of Wireless and the Guarantors, as more fully described in (a) the Security Agreement dated as of February 22, 2005, by and among Wireless, the Company, the other Guarantors and the Administrative Agent, and (b) the Pledge Agreement dated as of February 22, 2005, by and among MetroPCS Communications, Inc., Wireless, the Company, the other Guarantors and the Administrative Agent.

Subject to and in accordance with the provisions of the Credit Agreement, the Bridge Loans will mature and become due and payable on March 21, 2006. If, as of the maturity date of the Bridge Loans, the Bridge Loans have not been paid in full (and the additional conditions set forth in the Credit Agreement are satisfied, including the absence of any defaults), all outstanding Bridge Loans shall be converted into term loans (“Term Loans”) maturing on March 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: February 23, 2005	By:	/s/ J. Lyle Patrick
	Name: Title:	J. Lyle Patrick Vice President and Chief Financial Officer